Exhibit 99.1

Jamba, Inc. Announces Second Quarter 2015 Financial Results

Refranchising Agreements Accelerate Move to Asset-Light Model

G&A Cost Reductions Continue

 $40 million Share Repurchase Program Continues

Provides 2016 and Long-term Outlook

EMERYVILLE, Calif., August 6, 2015 -- Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the second fiscal quarter ended June 30, 2015. The Company advanced its priority to transform Jamba to an asset-light model, moving forward with domestic refranchising agreements and signing master partnership franchise agreements for two new international markets. During the quarter, Jamba’s smoothies, juices and energy bowls held their strong market share positions although less promotional activity compared to the prior year and unusually cool weather in California during May reduced comparable store sales(1) for the quarter.

“We have now closed deals to refranchise 150 stores, which is well above our initial goal of 114 stores. We plan to refranchise an additional 76 company-owned stores in three California markets this year and in the Chicago/Midwest market by the end of the first quarter next year. By the end of 2015, we expect to be a 90% plus franchise organization” said James D. White, chairman, president and chief executive officer of Jamba, Inc.

“This transition period lays the groundwork for Jamba’s focus on increasing shareholder value through profitable growth for our expanding franchisee network, ongoing reduction of our cost structure to a best-in-sector level and innovative product development to accelerate the growth of our on-trend juices, smoothies and energy bowls while we continue with our robust share-repurchase program,” said Mr. White.

“Jamba made excellent progress during the quarter in its cost reduction efforts, which lowered G&A to $7.8 million on a non-GAAP basis(2) for the quarter as compared to $9.6 million in the second quarter of 2014. Same store sales for the quarter were hurt by weather conditions during May in California, where Jamba has a concentration of stores. Strong sales in April and June could not offset the impact of the severe shortfall in May, but positive sales trends have resumed with third quarter-to-date same store sales up 6.0% in company-owned units and 3.8% system-wide,” Mr. White concluded.

Second Quarter Highlights

•	Company-owned comparable store sales(1) decreased 5.9% in the second quarter compared to the prior year period due primarily to decreased transactions resulting from less discounting and poor weather compared to the prior year period.

•	System-wide comparable store sales(1) decreased 3.9% and franchise-operated comparable store sales(1) decreased 2.6% for the second quarter of 2015 compared to the prior year period.

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•	Opened 16 stores, which included ten domestic and six international. Total net openings were eight.

•	Net income attributable to Jamba, Inc. was $6.3 million, or $0.38 diluted earnings per share for the second quarter of 2015, which includes a gain of $4.5 million related to the refranchising initiative, compared to a net income attributable to Jamba, Inc. of $6.3 million or $0.36 diluted earnings per share for the prior year period, which included a gain on disposal of assets of $1.0 million.

•	Non-GAAP Adjusted Net Income attributable to Jamba, Inc.(2) adjusted for costs associated with the shift to the asset-light business model and the gain associated with refranchising was $3.1 million for the second quarter, or $0.19 diluted earnings per share compared to non-GAAP Adjusted Net Income attributable to Jamba, Inc.(2) of $4.8 million, or $0.27 diluted earnings per share for the prior year period.

•	Total revenue for the second quarter of 2015 was $54.1 million compared to total revenue of $64.2 million for the prior year period, primarily as a result of the reduced store count and reduced comparable store sales.

•	Generated non-GAAP Adjusted EBITDA(3) of $6.1 million for the second quarter.

•	The Company repurchased 195,171 shares during the quarter for $3.1 million.

G&A Optimization Continues

•	Jamba expects $30 million of G&A expense (adjusted for transition costs) in 2015 down from $33.7 million (adjusted for transition costs) of G&A in 2014.

•	Jamba expects to further reduce G&A expense to $25-26 million in 2016, which is expected to be 4.0% of system-wide sales for the core store operations.

•	Jamba’s long-term goal is G&A of 3% or less of system-wide sales for the core store operations.

Refranchising Continues with Cash Proceeds Expected in Q3

•	Plans were accelerated to move to a greater than 90% franchise system by the end of fiscal 2015.

•	Subsequent to the second quarter, two refranchising transactions closed totaling 97 company-owned stores and Jamba expects to close two to three additional transactions during the remainder of this fiscal year.

•	On a global basis, the company expects to have approximately 885-900 franchise-owned and operated stores and 50-60 company-owned stores by end of fiscal 2015.

•	Jamba projects total proceeds of $60-70 million from refranchising transactions in 2015, with the majority of the proceeds to be received in Q3.

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Capital Allocation Update

•	The Company’s board of directors authorized a $25 million share repurchase program in October 2014 and increased the authorization to $40 million in May 2015.

•	During the quarter, the Company repurchased 195,171 shares of common stock on the open market at an average price of $16.09 per share for a total of $3.1 million.

•	Cumulatively through the end of the second quarter, 1,551,398 shares have been repurchased under this plan for a total cost of $21.8 million, reducing share count by approximately 8.8% since inception of plan.

•	There is $18.2 million of capacity left under the current repurchase authorization

Second Quarter Fiscal 2015 Results

Revenue

For the 13 weeks ended June 30, 2015, total revenue decreased 15.7% to $54.1 million from $64.2 million in the prior year period. The decrease is primarily due to the reduction in the number of company-owned stores pursuant to the company’s refranchising strategy and additionally due to the 5.9% decrease in company-owned comparable store sales(1). The decrease in company-owned comparable store sales(1) of 5.9% consists of a decrease in transaction count of 1,150 basis points, of which approximately 500 basis points was due to the strategic decision to reduce the amount of promotional activity during the period and approximately 300 basis points was due to the cool weather this year compared to the prior year, partially offset by an increase in average check of 560 basis points. Franchise and other revenue increased 3.6% to $5.8 million from $5.6 million in the prior year period, primarily due to increased royalties resulting from the increase in franchise-operated stores partially offset by a decline in franchise-operated comparable store sales(1) of 2.6% during the 13 week period ended June 30, 2015. Other revenue, which includes JambaGO® and CPG was $1.2 million and $1.5 million in the 13 week periods ended June 30, 2015 and July 1, 2014, respectively. The decrease was due to timing of the new SKU rollout for JambaGO® and to the discontinuation of two CPG product lines.

Income from Operations and Operating Margin

Jamba’s operating margin was 11.9% for the second quarter of 2015 compared to 10.3% for the quarter ended July 1, 2014. Income from Operations was $6.5 million for the second quarter of 2015 compared to $6.6 million in 2014. Included in the results are gains on disposal of assets of $4.5 million and $1.0 million for the second quarter of 2015 and 2014, respectively. On a non-GAAP basis, Adjusted Income from Operations(2) adjusted for costs associated with the shift to the asset-light business model and the gain relating to refranchising was approximately $3.3 million or 6.1% of revenue, compared to $5.1 million, or 8.0% of revenue, from the prior year. During the quarter, cost optimization initiatives were implemented to reduce supply chain costs, which improved cost of sales by 230 basis points as compared to the first quarter.

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Retail Growth

As of June 30, 2015, there were 807 Jamba® stores system-wide in the United States, of which 601 are franchise-operated stores, and 206 are Company-owned. Franchise-operated stores include 40 Smoothie Stations™, Jamba’s limited menu express format. During the quarter, Jamba opened 10 new domestic franchise-operated stores and six international store locations, two in the Middle East, two in South Korea, and one each in Mexico and the Philippines. No new Company-owned stores opened during the quarter. During the quarter, eight stores were closed globally. As of June 30, 2015 there were 68 international store locations, all of which are franchise-operated. Growth continues at JambaGO® with units in operation exceeding 2,000.

Liquidity

On June 30, 2015, the Company held $13.9 million in cash and cash equivalents as compared to $17.8 million cash and cash equivalents at December 30, 2014. As of June 30, 2015 and July 1, 2014, the Company did not have any restricted cash. During the quarter, the Company repurchased 195,171 shares of common stock on the open market at an average price of $16.09 per share. Subsequent to June 30, 2015, the Company closed two refranchising transactions for proceeds of approximately $31.6 million.

Summary Guidance Table

The Company expects to achieve the following results:

Component	2015 Guidance	2016 Expectations	Long-Term Outlook
System-wide Same Store Sales	2%-4%	2%-4%	2%-4%
Global Openings	100	100-125	100-125
System-wide Sales	$525-550M	$600-625M	10-12% growth
Avg. Unit Volume (traditional/domestic)	$645K	$665K	$700-750K
Company G&A	$30M	$25M-$26M	3% or less of system-wide sales for core store operations
Non-GAAP Adjusted EBITDA(3)	$10-$12M	$15-$20M	30-40% margins
Capital Expenditures	$8-$10M	$4-6M	$3-5M
Effective Tax Rate	2%-3%	2%-3%	2%-3%
Non-GAAP Adjusted Free Cash Flow(3)	Flat to $4M	$9M-$16M	90-110% of Net income

Webcast and Conference Call Information

 A conference call to review the second quarter 2015 results will be held today, August 6, 2015 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 407-3982 or for international callers by dialing (201) 493-6780. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 13613888. The replay will be available until August 27, 2015. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

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About Jamba, Inc.

Jamba, Inc., owns and franchises Jamba Juice® stores through its wholly-owned subsidiary, Jamba Juice Company. Jamba Juice Company is a leading restaurant retailer of better-for-you, specialty beverage and food offerings, which include great tasting, whole fruit smoothies, fresh-squeezed juices and juice blends, hot teas and a variety of food items including, hot oatmeal, breakfast wraps, sandwiches, Artisan Flatbreads™, Energy Bowls™, baked goods and snacks. As of June 30, 2015, there were 875 store locations globally. There were 206 Company-owned and operated stores and 601 franchise-operated stores in the United States, and 68 franchise-operated international stores. Jamba Juice Company expanded the Jamba® brand by direct selling of consumer packaged goods (“CPG”) and licensing its trademarks. CPG products for at-home enjoyment are also available online, through select retailers across the nation and in Jamba® outlets in the United States.

Fans of Jamba Juice® can find out more about Jamba Juice's locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.jambajuice.com or by contacting Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward-looking statements. Any statement that is not a historical fact, including the statements and estimates made under the caption “Summary Guidance Table” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement.  Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC.  Many of such factors relate to events and circumstances that are beyond the Company’s control.  You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

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Contact:

Investor Relations

 Dara Dierks

 ICR

 646-277-1212

investors@jambajuice.com

Non-GAAP Financial Measures

The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding GAAP income statement measures, provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The non-GAAP financial measures are discussed further in Footnotes below.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes

(1) Comparable store sales are calculated using sales of Jamba Juice® stores open more than one full year. Company-owned comparable store sales percentages are based on sales from Company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both Company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the Company-owned store base for each accounting period of the fiscal year only for the days such stores have been Company-owned. Thereafter, such stores are excluded from the Company-owned store base at which point such stores are included in the franchise-operated store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to Company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in Company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba® brand and, ultimately, the performance of the Company, the Company-owned stores, and franchise-operated stores.

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(2) Non-GAAP Adjusted Net Income attributable to Jamba, Inc. and Non-GAAP Adjusted Income from Operations are calculated as net income attributable to Jamba, Inc. and net income from operations as determined in accordance with GAAP excluding the cost items as specifically identified in the non-GAAP reconciliation schedules set forth below associated with the Company’s legal and, transition costs related to the Company’s move to outsource specified services to Capgemini and the move to an asset-light business model, and excludes the gain relating to refranchising. Non-GAAP General and Administration Expense is calculated as general and administration expense in accordance with GAAP excluding $0.6 million of the portion of such transitional costs in general and administration expenses. The Company believes that net income attributable to Jamba, Inc. and net income from operations, and general and administration expense adjusted to exclude the costs of such items is a helpful indicator of the Company's operating performance in that it shows the net income/loss without the impact of what the Company believes to be upfront transitional costs and the gains relating to refranchising. Management does not believe such costs and gains are reflective of the Company's ongoing performance and accordingly excludes those items from non-GAAP Adjusted Net Income attributable to Jamba, Inc., Net Income from Operations and General and Administration Expense.

(3) The Company used the non-GAAP financial measure of Adjusted EBITDA and Adjusted Free Cash Flow in its statements made in this release and believes that these are useful in measuring the operating performance of the Company. Adjusted EBITDA is equal to net income, adjusted for: (a) the Company’s legal and transition costs related to the Company’s move to outsource specified services to Capgemini and the move to an asset-light business model; (b) gain from disposal of assets relating to refranchising; (c) depreciation and amortization; (d) interest income; (e) interest expense; (f) income taxes; and (g) stock based compensation expense. Adjusted Free Cash Flow is equal to net cash provided by operating activities, adjusted for: (a) the Company’s legal and transition costs related to the Company’s move to outsource specified services to Capgemini and the move to an asset-light business model; (b) capital expenditures.

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JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

	13-Week Period Ended		26-Week Period Ended
	June 30, 2015	July 1, 2014	June 30, 2015	July 1, 2014
Revenue:
Company stores	$48,360	$58,632	$96,088	$105,904
Franchise and other revenue	5,766	5,566	10,542	9,927

Total revenue	54,126	64,198	106,630	115,831

Costs and operating expenses:
Cost of sales	11,474	13,587	23,881	25,169
Labor	14,876	16,243	30,964	30,573
Occupancy	6,131	6,899	12,966	13,866
Store operating	8,059	8,495	16,093	15,897
Depreciation and amortization	1,344	2,680	3,217	5,298
General and administrative	8,427	9,582	17,390	17,932
Gain on disposal of assets	(4,480)	(979)	(5,258)	(1,046)
Other operating, net	1,834	1,085	2,584	1,755

Total costs and operating expenses	47,665	57,592	101,837	109,444

Income from operations	6,461	6,606	4,793	6,387

Other income (expense), net:

Interest income	14	18	29	34
Interest expense	(68)	(48)	(109)	(94)

Total other expense, net	(54)	(30)	(80)	(60)

Income before income taxes	6,407	6,576	4,713	6,327

Income tax expense	(57)	(223)	(83)	(218)

Net income	6,350	6,353	4,630	6,109
Less: Net income attributable to noncontrolling interest	21	17	52	17

Net income attributable to Jamba, Inc.	$6,329	$6,336	$4,578	$6,092

Weighted-average shares used in computation of earnings per share:
Basic	16,073,667	17,200,698	16,222,276	17,182,893
Diluted	16,573,444	17,611,007	16,723,127	17,604,395

Earnings per share attributable to Jamba, Inc. common stockholders
Basic	$0.39	$0.37	$0.28	$0.35
Diluted	$0.38	$0.36	$0.27	$0.35

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 JAMBA, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 Reconciliation of GAAP to Non-GAAP

 (Unaudited)

 Adjusted for Transitional Costs Associated with Shift to Asset-Light Business Model

(in thousands, except share and per share amounts)

	Reported			As Adjusted	Reported		As Adjusted
	13-Week	Gains and		13-Week	13-Week		13-Week
	Period Ended	Transitional		Period Ended	Period Ended		Period Ended
(In thousands except share and per share amounts)	June 30, 2015	Costs		June 30, 2015	July 1, 2014	Gains	July 1, 2014

Revenue:
Company stores	$48,360	$-		$48,360	$58,632	$-	$58,632
Franchise and other revenue	5,766	-		5,766	5,566	-	5,566

Total revenue	54,126	-		54,126	64,198	-	64,198

Costs and operating expenses:
Cost of sales	11,474	-		11,474	13,587		13,587
Labor	14,876	-		14,876	16,243		16,243
Occupancy	6,131	-		6,131	6,899		6,899
Store operating	8,059	(42	)(2)	8,017	8,495		8,495
Depreciation and amortization	1,344	-		1,344	2,680		2,680
General and administrative	8,427	(588	)(2)	7,839	9,582		9,582
Gain on disposal of assets	(4,480)	4,515	(1)	35	(979)	1,501 (1)	522
Other operating, net	1,834	(700	)(2)	1,134	1,085		1,085

Total costs and operating expenses	47,665	3,185		50,850	57,592	1,501	59,093

Income from operations	6,461	(3,185)		3,276	6,606	(1,501)	5,105

Other income (expense), net:

Interest income	14	-		14	18	-	18
Interest expense	(68)	-		(68)	(48)	-	(48)

Total other expense, net	(54)	-		(54)	(30)	-	(30)

Income before income taxes	6,407	(3,185)		3,222	6,576	(1,501)	5,075

Income tax expense	(57)	-		(57)	(223)	-	(223)

Net income	6,350	(3,185)		3,165	6,353	(1,501)	4,852
Less: Net income attributable to noncontrolling interest	21	-		21	17	-	17

Net income attributable to Jamba, Inc.	$6,329	$(3,185)		$3,144	$6,336	$(1,501)	$4,835

Weighted-average shares used in computation of earnings per share:
Basic	16,073,667			16,073,667	17,200,698		17,200,698
Diluted	16,573,444			16,573,444	17,611,007		17,611,007

Earnings per share attributable to Jamba, Inc. common shareholders:
Basic	$0.39			$0.20	$0.37		$0.28
Diluted	$0.38			$0.19	$0.36		$0.27

1)	Includes gain on disposal of assets relating to refranchising
2)	Includes transitional costs

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 JAMBA, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 Reconciliation of GAAP to Non-GAAP

 (Unaudited)

 Adjusted for Transitional Costs Associated with Shift to Asset-Light Business Model

(in thousands, except share and per share amounts)

	Reported			As Adjusted	Reported		As Adjusted
	26-Week	Gains and		26-Week	26-Week	Gains and	26-Week
	Period Ended	Transitional		Period Ended	Period Ended	Transitional	Period Ended
(In thousands except share and per share amounts)	June 30, 2015	Costs		June 30, 2015	July 1, 2014	Costs	July 1, 2014

Revenue:
Company stores	$96,088	$-		$96,088	$105,904	$-	$105,904
Franchise and other revenue	10,542	-		10,542	9,927	-	9,927

Total revenue	106,630	-		106,630	115,831	-	115,831

Costs and operating expenses:
Cost of sales	23,881	-		23,881	25,169	-	25,169
Labor	30,964	-		30,964	30,573	-	30,573
Occupancy	12,966	-		12,966	13,866	-	13,866
Store operating	16,093	(231	)(2)	15,862	15,897	-	15,897
Depreciation and amortization	3,217	-		3,217	5,298	-	5,298
General and administrative	17,390	(1,027	)(2)	16,363	17,932	-	17,932
Gain on disposal of assets	(5,258)	5,371	(1)	113	(1,046)	1,843 (1)	797
Other operating, net	2,584	(820	)(2)	1,764	1,755	-	1,755

Total costs and operating expenses	101,837	3,293		105,130	109,444	1,843	111,287

Income from operations	4,793	(3,293)		1,500	6,387	(1,843)	4,544

Other income (expense), net:

Interest income	29	-		29	34	-	34
Interest expense	(109)	-		(109)	(94)	-	(94)

Total other expense, net	(80)	-		(80)	(60)	-	(60)

Income before income taxes	4,713	(3,293)		1,420	6,327	(1,843)	4,484

Income tax expense	(83)	-		(83)	(218)	-	(218)

Net income	4,630	(3,293)		1,337	6,109	(1,843)	4,266
Less: Net income attributable to noncontrolling interest	52	-		52	17	-	17
Net income attributable to Jamba, Inc.	$4,578	$(3,293)		$1,285	$6,092	$(1,843)	$4,249

Weighted-average shares used in computation of earnings per share:
Basic	16,222,276			16,222,276	17,182,893		17,182,893
Diluted	16,723,127			16,723,127	17,604,395		17,604,395

Earnings per share attributable to Jamba, Inc. common shareholders:
Basic	$0.28			$0.08	$0.35		$0.25
Diluted	$0.27			$0.08	$0.35		$0.24

1)	Includes gain on disposal of assets relating to refranchising
2)	Includes transitional costs

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JAMBA, INC.

(Unaudited)

STORE COUNT

	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
For the 26-Week Period Ended June 30, 2015
At December 30, 2014	263	543	62	868
Opened	-	14	8	22
Closed	(4)	(9)	(2)	(15)
Acquired	-	53	-	53
Refranchised	(53)	-	-	(53)
At June 30, 2015	206	601	68	875

For the 26-Week Period Ended July 1, 2014
At December 31, 2013	268	535	48	851
Opened	-	22	8	30
Closed	(2)	(14)	(8)	(24)
Acquired	-	8	-	8
Refranchised	(8)	-	-	(8)
At July1, 2014	258	551	48	857

COMPARABLE STORE SALES

	13-Week Period Ended		26-Week Period Ended
	June 30, 2015	July 1, 2014	June 30, 2015	July 1, 2014

Percentage Change in Comparable store sales
Company stores	(5.9%)	2.5%	(0.4%)	1.6%
Franchise stores	(2.6%)	2.0%	0.3%	1.2%
System-wide	(3.9%)	2.2%	0.1%	1.4%

Percentage Change in Comparable Company store sales
Traffic effect	(11.5%)	(1.6%)	(5.7%)	(3.6%)
Average check effect	5.6%	4.1%	5.3%	5.2%
Total Comparable Company store sales	(5.9%)	2.5%	(0.4%)	1.6%

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JAMBA, INC.

(Unaudited)

REVENUE

	13-Week Period Ended		26-Week Period Ended
	June 30, 2015	July 1, 2014	June 30, 2015	July 1, 2014
Revenue (in thousands):
Company-owned stores	$48,360	$58,632	$96,088	$105,904
Franchise-owned stores	4,557	4,053	8,271	7,375
Other revenue	1,209	1,513	2,271	2,552
Total revenue	$54,126	$64,198	$106,630	$115,831

JAMBA, INC.

(Unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	13-Week Period Ended	26-Week Period Ended
	June 30, 2015	June 30, 2015

Net Income (in thousands)	$6,350	$4,630
Adjustments related to gains and transitional costs	(3,185)	(3,293)
Depreciation and amortization	1,344	3,217
Interest income	(14)	(29)
Interest expense	68	109
Income taxes	57	83
Stock based compensation	1,480	2,626
Adjusted EBITDA	$6,100	$7,343

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